                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                               September 20, 2001
                                 Date of Report

                          BRISTOL-MYERS SQUIBB COMPANY
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



                 1-1136                                22-079-0350
         (Commission File Number)           (IRS Employer Identification Number)


       345 Park Avenue, New York, NY                       10154
  (Address of principal executive offices)               (Zip Code)


                                 (212) 546-4000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                                                                                      PAGE NO.
a) Audited Financial Statements of Business to be Acquired
         Statement of Operations for the Years Ended December 31, 2000 and 1999           2
         Statement of Net Assets to be Sold to Bristol-Myers Squibb Company as
         of December 31, 2000 and 1999                                                    3
         Statement of Cash Flows for the Years Ended December 31, 2000 and 1999           4
         Notes to Combined Financial Statements                                         5-26
         Report of Independent Accountants                                               27
b) Unaudited Interim Financial Statements of Business to be Acquired.
        Statement of  Operations for the Six Months Ended June 30, 2001 and 2000         28
        Statement of Net Assets to be Sold to Bristol-Myers Squibb Company as of
        June 30, 2001 and December 31, 2000                                              29
        Statement of Cash Flows for the Six Months Ended June 30, 2001 and 2000          30
        Notes to Combined Financial Statements                                         31-36
c) Pro Forma Financial Information
         Pro Forma Combined Statement of Earnings for the Six Months Ended June
         30, 2001                                                                        38
         Pro Forma Combined Balance Sheet as of June 30, 2001                            39
         Pro Forma Combined Statement of Earnings for the year ended
         December 31, 2000                                                               40
         Notes to Pro Forma Combined Statements                                        41-42

(a) Audited Financial Statements of Business to be Acquired

                   COMBINED FINANCIAL STATEMENTS (SEE NOTE 1)
                         DUPONT PHARMACEUTICALS BUSINESS
                             STATEMENT OF OPERATIONS
                              (DOLLARS IN MILLIONS)


                                                           Year Ended December 31
                                                           ----------------------
                                              See Note        2000        1999
                                              --------     -------     -------

Net Sales                                       3, 20      $ 1,459     $ 1,618
Other Income/(Expense) - Net                      4             72          77
                                                           -------     -------
    Total                                                    1,531       1,695

Cost of Goods Sold and Other Operating Expenses                460         511
Selling, General and Administrative Expenses                   489         434
Research and Development Expense                               526         458
Amortization of Goodwill and Other
  Intangible Assets                                             70          55
Interest Expense                                  5             47          40
Unusual or Infrequently Occurring Items - Net     6             37          -
                                                           -------     -------

    Total                                                    1,629       1,498

Earnings/(Loss) Before Income Taxes                            (98)        197
Provision for Income Taxes                        7             39          22
                                                           -------     -------

Net Income/(Loss)                                18        $  (137)    $   175
                                                           =======     =======















     The accompanying notes on pages 5 to 26 are an integral part of these
                         Combined Financial Statements.

                   COMBINED FINANCIAL STATEMENTS (SEE NOTE 1)
                         DUPONT PHARMACEUTICALS BUSINESS
       STATEMENT OF NET ASSETS TO BE SOLD TO BRISTOL-MYERS SQUIBB COMPANY
                              (DOLLARS IN MILLIONS)


                                                                    December 31
                                                                    -----------
                                                  See Note        2000        1999
                                                  --------      -------     -------
     Assets

     Current Assets
     Short-term Investments                                     $    10     $     2
     Accounts Receivable - Net                        8             319         343
     Inventories                                      9             175         162
     Prepaid Expenses and Other Current Assets                       19          15
                                                                -------     -------
        Total Current Assets                                        523         522

     Property, Plant and Equipment - Net           10, 20           383         365
     Goodwill and Other Intangible Assets - Net      11           1,054       1,113
     Other Assets                                    12              93          49
                                                                -------     -------

     Total Assets to be Sold                                    $ 2,053     $ 2,049
                                                                =======     =======

     Liabilities

     Current Liabilities
     Accounts Payable                                13         $    83     $   121
     Short-term Borrowings and Capital Lease
       Obligations                                   21               5           3
     Income Taxes                                     7               6           3
     Other Accrued Liabilities                       14             362         330
                                                                -------     -------
        Total Current Liabilities                                   456         457

     Long-term Borrowings and Capital Lease
       Obligations                                   21               3           3
     Other Liabilities                             15, 16           243         214
                                                                -------     -------

     Total Liabilities to be Assumed                            $   702     $   674
                                                                =======     =======


     Accumulated Other Comprehensive Income/(Loss)   18         $   (22)    $   (13)
                                                                -------     -------

     Net Assets To Be Sold                                      $ 1,373     $ 1,388
                                                                =======     =======







      The accompanying notes on pages 5 to 26 are an integral part of these
                         Combined Financial Statements.

                   COMBINED FINANCIAL STATEMENTS (SEE NOTE 1)
                         DUPONT PHARMACEUTICALS BUSINESS
                             STATEMENT OF CASH FLOWS
                              (DOLLARS IN MILLIONS)


                                                       Year Ended December 31
                                                       ----------------------
                                                           2000      1999
                                                           ----      ----

Cash and Cash Equivalents at Beginning of Year             $ -0-     $ -0-
Cash Provided By Operations
Net Income/(Loss)                                          (137)      175
Adjustments to Reconcile Net Income/(Loss)
to Cash Provided by Operations:
  Depreciation                                               54        56
  Amortization of Goodwill and Other Intangible Assets       70        55
  Other Non-cash Charges and Credits - Net                    5       (27)
Decrease/(Increase) in Operating Assets:
  Accounts and Notes Receivable                              20       (26)
  Inventories and Other Operating Assets                    (18)      (28)
Increase/(Decrease) in Operating Liabilities
  Accounts Payable and Other Operating Liabilities          (22)      103
  Income Taxes                                                4        (4)
                                                           ----      ----
    Cash Provided By/(Used By) Operations                   (24)      304

Investment Activities
Purchase of Property, Plant and Equipment                   (88)      (56)
Purchase of Intangible Assets                                (8)       (8)
Proceeds from Sales of Assets                                27        12
Miscellaneous - Net                                         (29)        1
                                                           ----      ----
    Cash Used For Investment Activities                     (98)      (51)

Financing Activities
Net Cash Provided By/(Paid To) DuPont                       122      (253)
                                                           ----      ----
    Cash Provided By/(Used For) Financing Activities        122      (253)

Cash and Cash Equivalents at End of Year                   $ -0-     $ -0-

Increase/(Decrease) in Cash and Cash Equivalents           $ -0-     $ -0-
                                                           ====      ====








 The accompanying notes on pages 5 to 26 are an integral part of these Combined
                             Financial Statements.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)


                        Note 1 - BASIS OF PRESENTATION

On December 14, 2000, E. I. du Pont de Nemours and Company ("DuPont") announced its intention to separate from its pharmaceuticals business. On June 7, 2001, DuPont announced that it had entered into a Purchase Agreement (the "Agreement") with Bristol-Myers Squibb Company ("Buyer") for sale of DuPont's pharmaceutical business, subject to certain exclusions discussed below, (the "Business") to Buyer on the Closing Date.

Under the terms of the Agreement, DuPont will sell to Buyer on the Closing Date:

      The general partnership interests in DuPont Pharmaceuticals Company ("DPC"). DPC is a U.S. general partnership owned by DuPont and DuPont Pharmaceuticals, Inc. ("DPI"), a wholly owned subsidiary of DuPont. DPC researches, develops, manufactures, and markets pharmaceutical products and performs contract manufacturing for DuPont and for other pharmaceutical companies. DPC has wholly owned subsidiaries in Belgium, Canada, France, Germany, Italy, Spain and the United Kingdom and a Japanese equity affiliate that market pharmaceutical products in their respective countries and an inactive wholly owned subsidiary in Brazil.

      The capital stock of DuPont Contrast Imaging, Inc. ("DCI"). DCI is a wholly owned U.S. subsidiary of DuPont. DCI owns patents in the field of ultrasound imaging and rights to resulting royalties. DCI was formed in conjunction with the October, 1999 acquisition by DuPont of worldwide intellectual property rights from ImaRx for 327,310 restricted shares of DuPont common stock with a fair value of $20 and a cash payment of $14. DuPont accounted for the acquisition using the purchase method of accounting. For purposes of the Combined Financial Statements, the formation of DCI has been treated as a non-cash contribution of net assets after the pushdown of purchase accounting had occurred.

      The capital stock of DuPont Pharmaceuticals Research Laboratories, Inc. ("DPRL"). DPRL is a wholly owned U.S. subsidiary of DPI that owns research operations in California. DPRL was formed in conjunction with the November, 1999 acquisition by DPI of the outstanding stock of CombiChem, Inc. for $95. DPI accounted for the acquisition using the purchase method of accounting. For purposes of the Combined Financial Statements, the formation of DPRL has been treated as a non-cash contribution of net assets after the pushdown of purchase accounting had occurred.

      The capital stock of DuPont Pharma, Ltd. ("DPL"). DPL is a Bermuda corporation owned by two wholly owned U.S. subsidiaries of DuPont. DPL owns pharmaceutical manufacturing operations in Puerto Rico. Prior to the formation of DPL in June 1999, these manufacturing operations were owned by a general partnership between two U.S. subsidiaries of DuPont.

      Pharmaceutical inventory and equipment located at Billerica, Massachusetts that is owned by DuPont and used by DPC.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Under the terms of the Agreement, the following are excluded from the Business (the "Exclusions"):

      All cash, cash equivalents, and marketable debt instruments that mature within three months or less.

      All notes receivable from DuPont or DuPont entities outside the defined scope of the Business. All notes receivable other than the notes receivable from Endo Pharmaceuticals, Inc. ("Endo").

      All rights related to Cozaar*/Hyzaar*/Fortzaar*, including, but not limited to, all rights related to the Cozaar*/Hyzaar*/Fortzaar* patent estate, and all associated review and approval rights, royalties and profit sharing.

      All rights related to specified Cox-2 patents and all associated royalty, profit sharing and review and approval rights.

      Marketable equity financial instruments and other specified equity financial instruments.

      Land and specified facilities at Glenolden, Pennsylvania and at DuPont sites where both Business operations and DuPont operations not included in the defined scope of the Business are present. Under the terms of the Agreement, at the Closing Date, DuPont will lease these assets (the "Leased Facilities") to Buyer.

      Liabilities associated with the use or ownership of the above listed excluded assets.

      DuPont's share of liabilities related to contracts that directly benefit both the Business and DuPont operations not included in the defined scope of the Business.

      Tax liabilities of the Business for or relating to any taxable period ending on or before the Closing Date in excess of amounts paid or accrued.

      Liabilities for deferred compensation and other postretirement benefits, except for the liabilities, at the Closing Date, for deferred compensation and postretirement medical and life insurance benefits for active employees of the Business which, under the Agreement, will be assumed by Buyer.

Financial statements have not been previously prepared for the Business. The accompanying Combined Financial Statements have been prepared from DuPont's historical accounting records and are presented on a carve-out basis. In this context, no direct ownership relationship existed among all the various units comprising the Business.

The Combined Statement of Operations includes all revenues and expenses directly attributable to the Business and, as described in Notes 2, 5 and 7, allocations from DuPont of interest expense and the current and deferred income tax expense of DCI and DPRL. With respect to the Leased Facilities, a deemed cash charge from DuPont, equal to depreciation expense for these facilities, has been included in the Combined Statement of Operations. Except for the Leased Facilities, pre-Closing Date income taxes, deferred compensation, and other postretirement benefits, income and expense amounts related to the Exclusions are not included in the Combined Statement of Operations.

The Combined Statement of Net Assets to be Sold to Bristol-Myers Squibb Company includes only the assets to be sold to Buyer and the liabilities to be assumed by Buyer under the terms of the Agreement. Assets and liabilities related to the Exclusions are not included in the Combined Statement of Net Assets to be Sold to Bristol-Myers Squibb Company.

* Cozaar, Hyzaar, and Fortzaar are registered DuPont trademarks for losartan potassium products.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)


During the periods presented, the Business participated in DuPont's centralized cash management system and, as such, its cash funding requirements were met by, and generally all cash generated by the Business was transferred to, DuPont. In addition, as discussed in Note 3, the Business (under several contractual arrangements) purchased materials and services from, and provided services to, DuPont operations not included in the defined scope of the Business. Under the terms of the Agreement, any amounts payable or receivable at the Closing Date under these or any other arrangements between the Business and DuPont operations not included in the defined scope of the Business shall be cancelled. Accordingly, for purpose of the Combined Financial Statements, amounts billed under these arrangements are deemed to have been paid to DuPont in the period of the billing.

All of the allocations and estimates in the Combined Financial Statements are based on assumptions that DuPont management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Business observes the generally accepted accounting principles described below.

Basis of Combination

      The Combined Financial Statements include the accounts of the wholly owned individual members of the Business. Investments in affiliates owned fifty percent or less are accounted for using the equity method when the voting rights of the Business give it the ability to exercise significant influence over the operating and financial policies of the affiliate. All material transactions and accounts between individual members of the Business have been eliminated.

Revenue Recognition

      Revenues are recognized when the earnings process is complete. This generally occurs when products are shipped in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed or determinable. Accruals are made for customer rebates and deductions and for product returns based on the Business's experience. Royalty income is recognized in accordance with agreed upon terms when the amount is determinable and collectibility is probable.

Expenses

      Research and development costs and costs associated with selling, advertising and promotional activities are expensed when incurred.

Inventories

      Substantially all U.S. inventories are valued at cost as determined by the last-in, first-out (LIFO) method. In the aggregate, such valuations are not in excess of market. Non-U.S. inventories, stores inventories, and domestic inventories related to contract manufacturing are valued at cost, as determined by the average cost method, or market, whichever is lower. Elements of cost in inventories include raw materials, direct labor and manufacturing overhead.

                     Notes to Combined Financial Statements
                             (Dollars in Millions)

Property, Plant and Equipment (PP&E)

      PP&E is carried at cost and is depreciated over the estimated useful life of the related assets principally using the straight-line method. Cost for approximately half of the gross carrying value of PP&E was determined in conjunction with business combinations accounted for using the purchase method. The gross carrying value of PP&E surrendered, retired, sold or otherwise disposed of and related accumulated depreciation are removed from the accounts at the date of disposal and any resulting gain or loss is reflected in income. Maintenance and repairs are charged to operations; replacements and improvements are capitalized.

Goodwill and Other Intangible Assets

      Purchased identifiable intangible assets, such as computer software, technology, patents and trademarks are amortized using the straight-line method over their estimated useful lives, generally for periods ranging from 5 to 40 years. Goodwill, representing the excess of cost over fair value of net assets acquired in a purchase business combination, is amortized over periods up to 40 years using the straight-line method. The Business routinely evaluates the reasonableness of the useful lives of these assets whenever events or changes in circumstances indicate that a revised estimate of useful life may be warranted.

Impairment of Long-lived assets

      The carrying value of long-lived assets held and used is evaluated when events or changes in circumstances indicate the carrying value may not be recoverable. The carrying value of a long-lived asset is considered impaired when the total projected undiscounted cash flows from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the projected cash flows from the asset discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for disposal costs.

Investment Securities

      Marketable equity securities are classified as available for sale and reported at fair value. Unrealized gains and losses, net of their tax effects, are reported as a component of accumulated other comprehensive income (loss) until the securities are sold. At the time of sale, any gains or losses determined by the specific identification method are recognized in income. Equity securities for which market values are not readily available and restricted stock, as defined by Statement of Financial Accounting Standards No. 115 (SFAS No. 115), are carried at cost.

Income Taxes

      Deferred income taxes and related tax expense have been determined by applying the asset and liability approach set forth in SFAS No. 109 to each member of the Business as if it were a separate taxpayer. Under this approach, deferred tax assets and liabilities represent the expected future tax consequences of carryforwards and temporary differences between the carrying amounts and the tax bases of assets and liabilities. SFAS No. 109 generally requires that all expected future events, other than enactment of changes in tax law or tax rates, be considered in estimating future tax consequences. Valuation allowances are established to reduce deferred tax assets by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

      Current tax expense has also been determined as if each member of the Business was a separate taxpayer. For DPRL and DCI, which are included in DuPont's consolidated U.S. Federal Income Tax return, income taxes currently payable are deemed to have been remitted to DuPont in the period that the liability arose. Income taxes currently receivable are deemed

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

      to have been received by the Business from DuPont in the period that a refund could have been recognized by DPRL or DCI had they been separate taxpayers.

      As general partnerships, DPC and the predecessor to DPL are nontaxable enterprises under SFAS No. 109. Accordingly, no income tax amounts are reported for these entities.

Foreign Currency Translation

      Management has determined that the respective local currency is the functional currency of its non-U.S. operations, except for DPL for which the U.S. dollar has been determined to be the functional currency.

      For operations where the local currency is the functional currency, local currency asset and liability amounts are translated into U.S. dollars at end-of-period exchange rates and local currency income and expenses are translated into U.S. dollars at average exchange rates during the year. The resultant translation adjustments are reported, net of their related tax effects, as a component of accumulated other comprehensive income
      (loss). Monetary assets and liabilities denominated in currencies other than the local currency are remeasured into the local currency prior to translation.

      For operations where the U.S. dollar is the functional currency, all asset and liability amounts denominated in currencies other than the U.S. dollar are remeasured into U.S. dollars at end-of-period exchange rates, except for inventories, prepaid expenses, PP&E, and intangible assets, which are remeasured at historical rates. Income and expenses denominated in currencies other than the U.S. dollar are remeasured into U.S. dollars using average exchange rates in effect during the year, except for expenses related to balance sheet amounts remeasured at historical exchange rates.

      Exchange gains and losses arising from remeasurement are included in income in the period in which they occur.

Hedging Transactions

      DuPont selectively enters into forward exchange contracts on behalf of the Business to effectively convert firm foreign currency commitments to functional currency-denominated transactions. Gains and losses on these firm commitment hedges are deferred and included in the functional currency measurement of the related foreign currency-denominated transactions. In the event that a derivative designated as a hedge of a firm commitment is terminated prior to the maturation of the hedged transaction, gains or losses realized at termination are deferred and included in the measurement of the hedged transaction. If a hedged transaction matures, or is sold, extinguished or terminated prior to the maturity of a derivative designated as a hedge of such transaction, gains or losses associated with the derivative through the date the transaction matured are included in the measurement of the hedged transaction and the derivative is reclassified as for trading purposes. Changes in the fair value of derivatives classified as for trading purposes are reflected in income in the period the change occurs.

      In the Combined Statement of Cash Flows, cash flows resulting from hedging activities are reported in the same category as the related item that is being hedged.

Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)


Note 3 - RELATED PARTY TRANSACTIONS

Throughout the period covered by the Combined Financial Statements, the Business had significant transactions with DuPont operations outside the defined scope of the Business. While the terms of these transactions are not necessarily indicative of the terms the Business would have achieved had the Business been a separate entity, management believes they are reasonable.

The Combined Financial Statements include transactions with other DuPont operations involving administrative services (including legal, information technology, benefits administration, cash management, tax administration, auditing and risk management services) and site services (including maintenance, utilities, security, safety, environmental, and waste management services) that were provided to the Business by DuPont operations outside the defined scope of the Business. The costs for these services have been charged to the Business based on contractual arrangements between the Business and DuPont. Amounts charged to the Business for these services were $33 and $28 for the years ended December 31, 2000 and 1999, respectively. Under the terms of the Agreement, DuPont may provide certain administrative and site services to Buyer for specified periods after the Closing Date in accordance with agreed upon contract terms.

The Combined Financial Statements also include transactions with other DuPont operations involving services (including radioactive materials storage, site leasing, and refrigeration storage services) that were provided by the Business to DuPont operations outside the defined scope of the Business. The amounts received for these services are based on contractual arrangements between the Business and DuPont and have been treated by the Business as reductions of the related cost. The Business received $1 and $2 for these services for the years ended December 31, 2000 and 1999, respectively. Under the terms of the Agreement, Buyer may provide certain services to DuPont for specified periods after the Closing Date in accordance with agreed upon contract terms.

Under the terms of an agreement with DuPont, DPC contract manufactures Cozaar* and Hyzaar* on behalf of DuPont for delivery to Merck & Co., Inc. ("Merck"). Historically, the Business has been reimbursed at cost for this contract manufacturing activity. Under the terms of the Agreement, the Business will continue to perform this contract manufacturing activity and DuPont will compensate Buyer at cost, as defined by contract terms, plus 20%.

* Cozaar and Hyzaar are registered DuPont trademarks for losartan potassium products.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

The Business purchases all of its requirements for sodium warfarin, the active ingredient for Coumadin*, under a contract with DuPont operations outside the defined scope of the Business. Purchases of sodium warfarin from DuPont totaled $5 and $4 for the years ended December 31, 2000 and 1999, respectively. Under the terms of the Agreement, DuPont will continue to provide 100% of Buyer's requirements for sodium warfarin in accordance with agreed upon contract terms.

As discussed in Note 1, a deemed cash charge from DuPont has been included in the Combined Statement of Operations with respect to the Leased Facilities. This charge was $10 for each of the years ended December 31, 2000 and 1999.

The Business has entered into a distribution agreement with a DuPont subsidiary outside the defined scope of the Business for the sale of certain of the Business's products in Australia. Net sales in the Combined Statement of Operations include $1, representing sales to the DuPont subsidiary under this distribution agreement, for each of the years ended December 31, 2000 and 1999. Under the terms of the Agreement, this distribution agreement will terminate on the Closing Date. Under the terms of another agreement, DPC pays a royalty to DuPont based on U.S. and Canadian sales of certain DPC products. These royalty payments were $2 and $5 for the years ended December 31, 2000 and 1999, respectively. Under the terms of the Agreement, this royalty agreement will terminate on the Closing Date.

Note 4 - OTHER INCOME/(EXPENSE) - NET


                                                      Year Ended December 31
                                                      ----------------------
                                                        2000           1999
                                                        ----           ----
           Royalties                                    $45            $49
           Other                                         27             28
                                                        ---            ---
                                                        $72            $77
                                                        ===            ===

Note 5 - INTEREST EXPENSE

Interest Expense is determined by DuPont based on consolidated indebtedness and, in these Combined Financial Statements, has been allocated to the Business based on the ratio of the assets of the Business to total segment assets for DuPont's reportable segments. Amounts so allocated are deemed to have been paid in the period the expense was recorded. Management believes this allocation is reasonable, but is not necessarily indicative of the cost that would have been incurred if the Business had been operated as a separate entity.

Note 6 - UNUSUAL OR INFREQUENTLY OCCURRING ITEMS - NET

The year ended December 31, 2000 includes a charge of $45 for settlement of litigation and a gain of $8 from the sale of a medical imaging product line.




* Coumadin is a registered DPC Trademark for sodium warfarin products.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Note 7 - PROVISION FOR INCOME TAXES

As general partnerships, DPC and the predecessor to DPL are nontaxable enterprises. No income tax amounts are reported for these entities. Earnings/(loss) before income taxes of these entities was $(398) and $38 for the years ended December 31, 2000 and 1999, respectively.

The Provision for Income Taxes consists of:


                                      Year ended December 31
                                      ----------------------
                                        2000          1999
                                       ------       ------

     U.S. Federal:
       Current                         $  3         $ (1)
       Deferred                          (1)          (1)

     U.S. State and Local
       Current                            1           --
       Deferred                          --           --

     Non-U.S
       Current                           37           29
       Deferred                          (1)          (5)
                                       ----         ----

     Provision for Income Taxes        $ 39         $ 22
                                       ====         ====

Deferred income taxes result from temporary differences between financial carrying values and tax bases of the Business's assets and liabilities. Principal temporary differences giving rise to the Business's deferred income taxes are related to plant and equipment, accrued expenses, and the deferral of taxes paid on intra-Business profits on assets remaining within the group.

The Business's operations in Puerto Rico operate under a tax grant from the government of Puerto Rico which provides for partial exemption from Puerto Rico taxes for a period of 15 years commencing June 1, 1999. Under the grant, income derived from the manufacturing operations is subject to a flat aggregate income tax rate equal to 4%. This rate may be gradually decreased to a minimum rate of 2% if the level of employment generated by the company increases in accordance with the employment levels table provided in the grant. If the level of employment decreases below 325 employees, the income tax rate increases by 0.5% for each reduction of 25 employees.

The effective tax rate in the Combined Financial Statements differs from the U.S. statutory rate principally due to the effects of nontaxable enterprises included within the combined group and income earned in lower-tax-rate jurisdictions.

Throughout the period covered by the Combined Financial Statements, DuPont utilized various tax planning strategies and elections to minimize its total income tax expense. It is not practicable to identify the effects of these strategies and elections on the results of operations of the Business.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Note 8 - ACCOUNTS RECEIVABLE - NET


                                                          December 31
                                                          -----------
                                                         2000       1999
                                                         ----       ----

Trade                                                   $ 323      $ 333
Miscellaneous                                              25         35
Allowances for Cash Discounts and Doubtful Accounts       (29)       (25)
                                                        -----      -----
                                                        $ 319      $ 343
                                                        =====      =====

The Business's principal customers consist of wholesale pharmaceutical distributors. Sales to the five largest of these customers were approximately 42% and 51% of total sales for the years ended December 31, 2000 and 1999, respectively. Accounts receivable from these five customers were approximately 43% and 38% of accounts receivable - trade at December 31, 2000 and 1999, respectively. One customer accounted for more than 10% of total sales in the year ended December 31, 2000 and three such customers each accounted for more than 10% of total sales for the year ended December 31, 1999. Sales to these customers were $255 for the one customer in the year ended December 31, 2000 and $642 for the three customers in the year ended December 31, 1999.

Note 9 - INVENTORIES


                                                               December 31
                                                               -----------
                                                           2000            1999
                                                           -----           -----

Raw Materials and Stores                                   $ 65             $ 79
Semi-finished Product                                        47               50
Finished Product                                             63               33
                                                           ----             ----
                                                           $175             $162
                                                           ====             ====

Inventories valued under the LIFO method comprised 75% and 80% of combined inventories at December 31, 2000 and 1999, respectively. The carrying value of inventories valued under LIFO exceeded current replacement cost by approximately $39 and $22 at December 31, 2000 and 1999, respectively. Approximately 50% of the cost of inventories valued under LIFO at December 31, 2000 was determined in conjunction with business combinations accounted for using the purchase method.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Note 10 - PROPERTY, PLANT AND EQUIPMENT - NET


                                                                  December 31
                                              Estimated           -----------
                                             Useful Lives      2000        1999
                                             ------------      ----        ----
                                                (Years)

Land and Land Improvements                       20*          $   5        $   7
Buildings                                        40              98           94
Manufacturing Equipment                         15-25           345          340
Portable Equipment, Furniture and Fixtures       2-10            36           21
Construction in Progress                                         66           59
                                                              -----        -----
Total                                                         $ 550        $ 521
Less:  Accumulated Depreciation                                (167)        (156)
                                                              -----        -----
                                                              $ 383        $ 365
                                                              =====        =====

*  Land Improvements

Note 11 - GOODWILL AND OTHER INTANGIBLE ASSETS - NET


                                                                 December 31
                                                                 -----------
                                                               2000        1999
                                                              ------      ------
Goodwill - net of accumulated amortization of $7
  and $3 at December 31, 2000 and 1999, respectively          $   74      $   70
Other Intangible Assets - net of accumulated
  amortization of $143 and $87 at December 31,
  2000 and 1999, respectively                                    980       1,043
                                                              ------      ------
                                                              $1,054      $1,113
                                                              ======      ======


Intangible assets principally represent the values assigned to commercial products under purchase accounting in conjunction with DuPont's July 1, 1998 acquisition of Merck's approximate 50% partnership interest in The DuPont Merck Pharmaceutical Company, a predecessor to DPC and DPL. At December 31, 2000, intangible assets were being amortized over periods ranging from 3 years to 40 years, with a weighted average period of 20.25 years.

Note 12 - OTHER ASSETS


                                                            December 31
                                                            -----------
                                                         2000          1999
                                                         ----          ----
Notes Receivable from Endo Pharmaceuticals, Inc.(a)    $  65          $  41
Accrued Receivable from Endo Pharmaceuticals, Inc.(b)      6              6
Other                                                     22              2
                                                       ------         -----
                                                       $  93          $  49
                                                       =====          =====

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

(a) In 1997, the Business sold the rights to certain generic and branded products to Endo. As part of the consideration for the sale, the Business received a promissory note from Endo for $3.9 payable on August 26, 2002. This note bears no interest and was recorded at its discounted present value using an interest rate appropriate to the risk involved.

      In accordance with the terms of the Manufacturing and Supply Agreement executed between the Business and Endo at the time of the above referenced sale, the Business received additional promissory notes from Endo in August 1998, 1999 and 2000 as partial consideration for services provided by the Business to Endo. These notes have an aggregate face value of $69 and are payable on August 26, 2002. These notes bear no interest and have been recorded at their discounted present value using an interest rate appropriate to the risk involved at the date each note was received.

(b) In accordance with the Manufacturing and Supply Agreement, Endo is expected to deliver a promissory note for $23 to the Business in August 2001 as partial consideration for services provided by the Business to Endo since August 2000. The Business accrues for this consideration ratably over the period services are provided to Endo based on the estimated fair value of the promissory note to be received.

Note 13 - ACCOUNTS PAYABLE

                                                              December 31
                                                              -----------
                                                          2000           1999
                                                          ----           ----
Trade                                                   $  77          $  103
Miscellaneous                                               6              18
                                                        -----          ------
                                                        $  83          $  121
                                                        =====          ======

Note 14 - OTHER ACCRUED LIABILITIES

                                                              December 31
                                                              -----------
                                                          2000           1999
                                                          ----           ----
Accrued Vacation                                        $  26          $   24
Other Accrued Compensation and Benefits                    60              88
Product Rebates, Returns, and Allowances                  135             141
Accrued Litigation Settlement                              45               -
Other                                                      96              77
                                                        -----          ------
                                                        $ 362          $  330
                                                        =====          ======

Note 15 - OTHER LIABILITIES

                                                              December 31
                                                              -----------
                                                          2000           1999
                                                          ----           ----
Pension and Other Postretirement Benefits               $ 220          $  194
Other                                                      23              20
                                                        -----          ------
                                                        $ 243          $  214
                                                        =====          ======

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Note 16 - PENSIONS AND OTHER POSTRETIREMENT BENEFITS

The Business offers various postretirement benefits to its employees. Where permitted by applicable law, the Business reserves the right to change, modify or discontinue the plans.

PENSIONS

The Business has noncontributory defined benefit plans covering substantially all U.S. and DPL employees. The benefits under these plans are based primarily on years of service and employees' pay near retirement. The Business's funding policy is consistent with the funding requirements of federal laws and regulations.

In general, pension coverage for employees of the Business's non-U.S. entities other than DPL is provided, to the extent deemed appropriate, through separate plans. Obligations under such plans are systematically provided for by depositing funds with trustees, under insurance policies or by book reserves.

OTHER POSTRETIREMENT BENEFITS

The Business provides medical, dental, and life insurance benefits to U.S. and DPL pensioners and survivors. The associated plans are unfunded and approved claims are paid from funds of the Business.

As discussed in Note 1, at the Closing Date, Buyer will assume the liability for postretirement medical and life insurance benefits for active employees ("Buyer Share"), and DuPont will retain the liability for the remaining other postretirement benefit obligations of the Business ("DuPont Share").

Summarized information on the Business's postretirement plans is as follows:


                                                             -------------------------------------------
                                                                            Other Benefits
                                            ------------------------------------------------------------
                                            Pension Benefits           Buyer               DuPont
                                                                       Share               Share
                                            ------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATIONS                2000       1999       2000      1999       2000       1999
                                            ------------------------------------------------------------

Benefit obligation at beginning of year     $ 357      $ 384      $  42     $  38      $  39      $  34
Service cost                                   22         24          3         3
Interest cost                                  27         25          3         3          3          2
Actuarial (gain) loss                          (1)       (65)                  (2)         8          5
Foreign currency exchange rate changes         (1)        (2)
Benefits paid                                  (9)        (9)                             (4)        (2)
                                            -----      -----      -----     -----      -----      -----
Benefit obligation at end of year           $ 395      $ 357      $  48     $  42      $  46      $  39
                                            =====      =====      =====     =====      =====      =====

                    Notes to Combined Financial Statements
                            (Dollars in Millions)


                                                             --------------------------------------------
                                                                             Other Benefits
                                             ------------------------------------------------------------
                                             Pension Benefits           Buyer                 DuPont
                                                                        Share                 Share
                                             ------------------------------------------------------------
CHANGE IN PLAN ASSETS                         2000      1999        2000       1999       2000       1999
                                             ------------------------------------------------------------

Fair value of plan assets at
Beginning of year                            $ 266      $ 245      $  --      $  --      $  --      $  --

Actual return on plan assets                     1         29

Foreign currency exchange rate changes          (1)        (1)

Employer contributions                           1          2                                4          2

Benefits paid                                   (9)        (9)                              (4)        (2)
                                             -----      -----      -----      -----      -----      -----
Fair value of plan assets at end of year     $ 258      $ 266      $  --      $  --      $  --      $  --
                                             =====      =====      =====      =====      =====      =====


Funded status at end of year                 $(137)     $ (91)     $ (48)     $ (42)     $ (46)     $ (39)

Unrecognized prior service cost                  3          3          1          1

Unrecognized actuarial (gain) loss             (44)       (67)         5          2        (11)       (11)
                                             -----      -----      -----      -----      -----      -----
Net amount recognized in Statement of
Net Assets To Be Sold at end of year         $(178)     $(155)     $ (42)     $ (39)     $ (57)     $ (50)
                                             =====      =====      =====      =====      =====      =====


                                           -----------------------------------------------------
                                             Pension Benefits           Other Benefits
                                           -----------------------------------------------------
WEIGHTED-AVERAGE ASSUMPTIONS AS OF           2000        1999         2000         1999
                                           -----------------------------------------------------
DECEMBER 31

Discount rate                                7.75%        7.75%        7.75%        7.75%
Expected return on plan assets               9.5%         9.0%          --           --
Rate of compensation increase                6.0%         6.0%         6.0%         6.0%

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

The above assumptions are for U.S. and DPL plans only. For other non-U.S. plans, no one of which was material, assumptions reflect economic assumptions applicable to each country.

The assumed health care trend rates used in determining other benefits are 7.5% decreasing gradually to 5% in 2004 at December 31, 2000, and 7.5% decreasing gradually to 4% in 2004 at December 31, 1999.


                                                             -----------------------------------
                                                                        Other Benefits
                                            ----------------------------------------------------
                                                 Pension             Buyer            DuPont
                                                 Benefits            Share            Share
                                            ----------------------------------------------------
                                               2000    1999      2000     1999     2000    1999
                                            ----------------------------------------------------
COMPONENTS OF NET PERIODIC
BENEFIT COST

Service cost                                 $ 22      $ 24      $  3     $  3     $ --     $ --

Interest cost                                  27        25         3        3        3        2

Expected return on plan assets                (24)      (22)

Amortization of unrecognized (gain) loss       (1)        1

                                             ----      ----      ----     ----     ----     ----
Net periodic benefit cost                    $ 24      $ 28      $  6     $  6     $  3     $  2
                                             ====      ====      ====     ====     ====     ====


The Combined Statement of Operations includes the full cost (Buyer Share and DuPont Share) of these plans.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets are $35, $17 and $0, respectively, at December 31, 2000 and $33, $15 and $0, respectively, at December 31, 1999. U.S. pension assets consist principally of common stocks and U.S. government obligations.

Assumed health care cost trend rates can have a significant effect on the amount reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects on total costs (Buyer Share and DuPont Share) for the year ended December 31, 2000.


                                                           1-Percentage  1-Percentage
                                                              Point         Point
                                                             Increase      Decrease
                                                             ---------     ---------

Effect on total of service and interest cost components       $     1      $     (1)
Effect on postretirement benefit obligation                   $     7      $     (6)

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Note 17 - COMPENSATION PLANS (Per Share Amounts in Actual Dollars)

Certain employees of the Business participate in stock-based compensation plans that are administered through DuPont and involve options to acquire DuPont common stock. Information presented herein represents the Business's portion of the overall plan.

Stock option awards under the DuPont Stock Performance Plan may be granted to key employees of DuPont and may be "fixed" and/or "variable." The purchase price of shares subject to option is equal to or in excess of the market price of the DuPont stock at the date of grant. Optionees are eligible for reload options upon the exercise of stock options with the condition that shares received from the exercise are held for at least two years. A reload option is granted at the market price on the date of grant and has a term equal to the remaining term of the original option. The maximum number of reload options granted is limited to the number of shares subject to option in the original option times the original option price divided by the option price of the reload option. Generally, fixed options are fully exercisable from one to three years after date of grant and expire 10 years from date of grant. Beginning in 1998, shares otherwise receivable from the exercise of nonqualified options can be deferred as stock units for a designated future delivery.

The following table summarizes activity for fixed options for the years ended December 31, 1999 and 2000 for employees of the Business:


                                                             Weighted-
                                                Number        Average
                                               Of Shares   Price Per Share
                                               ---------   ---------------
                         December 31, 1998       66,752      $   48.44

                         Granted                 45,300      $   52.50

                         Exercised                   --          --

                         Forfeited                   --          --
                                               --------

                         December 31, 1999      112,052      $   50.08

                         Granted                176,400      $   50.58

                         Exercised               (2,300)     $   24.15

                         Forfeited                   --          --
                                               --------

                         December 31, 2000      286,152      $   50.60
                                               ========

Employees of the Business have not received variable options.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Fixed options exercisable and weighted-average exercise prices at December 31, 2000 and 1999 and the weighted-average fair value of options granted to employees of the Business are as follows:


                                 2000           1999
                                 ----           ----

Number of Shares                76,859         58,698

Weighted-Average
Exercise Price Per Share        $49.58         $47.24

Weighted-Average Fair Value
Per Share of Options Granted    $14.17         $11.85


The fair value of options granted is calculated using the Black-Scholes option pricing model. Assumptions used were as follows:


                                 2000           1999
                                 ----           ----

Dividend Yield                   2.8%           2.7%

Volatility                      25.5%          22.3%

Risk-free Interest Rate          6.4%           4.9%

Expected Life (Years)            6.2            5.9

The following table summarizes information concerning outstanding and exercisable fixed options for employees of the Business at December 31, 2000:


                                              Exercise Price Per Share
                                              ------------------------
                                            $ 23.00 - $ 27.75 - $  42.25 -
                                            $ 27.00   $ 41.63   $  61.75
                                            --------  --------  --------

Options Outstanding                           8,160    14,800    263,192

         Weighted-Average Remaining
         Contractual Life (Years)              2.82      4.67       8.83

         Weighted-Average Price Per Share   $ 25.21   $ 34.19   $  52.31

Options Exercisable                           8,160    14,800     53,899

         Weighted-Average Price Per Share   $ 25.21   $ 34.19   $  57.49

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

DuPont applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for fixed options. SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in 1995. DuPont has elected not to adopt the optional recognition provisions of SFAS No. 123. The following table sets forth pro forma information for the years ended December 31, 2000 and 1999 for the Business as if DuPont had adopted these recognition provisions. This pro forma disclosure is not representative of the effects on net income in future years.


                                 2000       1999
                                 ----       ----

Reported Net Income          $  (137)   $    175

Pro Forma Net Income         $  (139)   $    175


Under the DuPont Stock Performance Plan, awards granted to key employees of the Business in 2001 consisted of 163,800 fixed options to acquire DuPont common stock at $43.25 per share and 70,000 fixed options to acquire DuPont common stock at $45.75 per share. These per share prices represent the market price of DuPont common stock on the date of grant. These options vest at the end of one-year (100,000 options) and over a three-year period (133,800 options) and, except for the last six months of the 10-year option term, the options are exercisable when the price of DuPont common stock exceeds the option price by 20%.

The Business currently administers three cash incentive compensation plans:

Awards under the Annual Variable Compensation Plan may be granted to provide annual cash incentive compensation opportunities competitive with the pharmaceutical industry. Award amounts are dependent on the achievement of financial and non-financial strategic performance goals by the Business and on the attainment of individual performance objectives by the recipient. Such awards were $31 and $37 for the years ended December 31, 2000 and 1999, respectively.

Awards under the Strategic Performance Incentive Plan are intended to provide incentive to maximize the earnings of existing products and to effectively invest in the development of new products by offering the possibility of earning cash bonuses to employees of the Business who may be instrumental in achieving goals established for the Business. Award amounts are dependent on the Business's cumulative performance against goals over the three-year period related to the award, except in the event of a change in control (as defined by the plan) whereby amounts not previously paid or otherwise cancelled shall be paid out based on performance through the end of the most recent calendar year prior to the change in control. Accrued compensation expense for the Strategic Performance Incentive Plan was $6 and $28 for the years ended December 31, 2000 and 1999, respectively.

In general, payments under the Sales Incentive Compensation Program are a significant component of the total compensation paid to employees involved in the marketing and sale of the Business's products. Payments under this program are made quarterly or semi-annually based, respectively, on individual and group achievement against goals. Expense under this program was $18 and $15 for the years ended December 31, 2000 and 1999, respectively.

In the first quarter of 2001, the Business implemented an Employee Retention Program that modified the amount and/or timing of payments under these three plans.

Awards under the Performance Sharing Plan were intended to provide an incentive for achieving key business objectives over the five-year life of the plan. Expense for this plan was $4 in the year ended December 31, 1999, the final year of this plan.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Note 18 - COMPREHENSIVE INCOME/(LOSS)

Other comprehensive income/(loss) is comprised of the following:


                                     Pretax             Tax           After-tax
                                     ------             ---           ---------
                                   2000    1999     2000     1999    2000    1999
                                   ----    ----     ----     ----    ----    ----
 Cumulative Translation
 Adjustment                     $  (9)   $  (7)    $   -    $   -    $ (9)  $  (7)

Accumulated other comprehensive income/(loss) is comprised of after-tax foreign currency translation adjustments.

Note 19 - FINANCIAL INSTRUMENTS

As disclosed in Notes 8 and 12, concentration of credit risk exists for the Business's accounts receivables and the notes receivable from Endo. The Business routinely monitors the financial condition and creditworthiness of its significant customers and Endo as part of its ongoing assessment of the carrying values of these assets.

The carrying amount and estimated fair value of the Business's financial instruments are as follows:


                               December 31, 2000         December 31, 1999
                              ---------------------     --------------------

                               Carrying     Fair         Carrying     Fair
  Financial Instrument          Amount      Value         Amount      Value
  --------------------          ------      -----         ------      -----
Short-term Investments            $10        $10          $ 2         $ 2

Long-term Investments
for which it is:
    - Practicable to
        estimate
        fair value                $20        $22          $--         $--
     - Not practicable            $--        $--          $--         $--

Endo Notes (see Note 12)          $65        $65          $41         $41

Foreign Currency Contracts        $--        $--          $--         $--


The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Short-term Investments

The carrying amount approximates fair value due to the variable rate of interest received and/or the short-term maturity of these instruments.

Long-term Investments

Fair values are estimated based on quoted market prices for the same or similar investments. A reasonable estimate of fair value for investments for which quoted market prices are unavailable could not be made without incurring excessive costs.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Endo Notes

Fair value has been estimated based on the present value of future payments discounted using an interest rate based on information disclosed by Endo in its filings with the United States Securities and Exchange Commission through the date of the fair value estimate.

Foreign Currency Contracts

The estimated fair value of forward exchange contracts is based on market prices for contracts of comparable time to maturity. No such contracts were outstanding at December 31, 1999.

Note 20 - SEGMENT INFORMATION

The Business is included in the Pharmaceuticals segment reported by DuPont in its consolidated financial statements.

GEOGRAPHIC INFORMATION


                                                              Property, Plant and
                                                              -------------------
                                                Net Sales(a)    Equipment - Net
                                                ------------    ---------------
                                               2000       1999    2000      1999
                                               ----       ----    ----      ----

United States(b)                             $ 1,088   $ 1,287  $   378   $  359

Europe                                           281       255        4        5

Canada                                            90        76        1        1
                                             =======   =======  =======   ======

      Total                                  $ 1,459   $ 1,618  $   383   $  365
                                             =======   =======  =======   ======


(a) Sales are attributed to countries and regions based on the location where the sale to the customer occurred.

(b) Includes Puerto Rico.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

Note 21 - COMMITMENTS AND CONTINGENT LIABILITIES

The Business uses various Leased Facilities and equipment in its operations. Future minimum lease payments under capital and noncancelable operating leases are as follows:

                                                 Capital     Operating
Year                                              Leases      Leases
----                                              ------      ------
2001                                           $     5     $    17
2002                                                 2          10
2003                                                 -           9
2004                                                 -           5
2005                                                 -           4
Remainder                                            -
                                               -------     -------
Total minimum lease payments                   $     7     $    45
                                                           =======
Less:  Imputed Interest                              0
                                               -------

Present Value of
Net Minimum Lease Payments                     $     7
                                               =======

Rental Expense under operating leases was $20 and $14 for the years ended December 31, 2000 and 1999, respectively, including $10 and $10, respectively, deemed paid to DuPont for Leased Facilities.

As part of DuPont's 1998 purchase of Merck's approximate 50 percent partnership interest in The DuPont Merck Pharmaceutical Company, DuPont agreed to indemnify Merck for certain liabilities that may arise from events that occurred during Merck's tenure as a general partner. As this contingency is resolved and additional consideration is paid by DuPont, the amount of such payments is recorded by DuPont as additional cost of the acquired business and an increase in the amount of goodwill recorded for the acquisition. Throughout the period covered by the Combined Financial Statements, DPC, under the DPC partnership agreement, has indemnified DuPont for, among other things, amounts payable as a result of DuPont's indemnity to Merck. Accordingly, the additional goodwill recorded by DuPont has been pushed down to the accounts of DPC. The amounts paid under the indemnity and recorded as additional goodwill for the years ended December 31, 2000 and 1999 were $4 and $6, respectively.

The Business has various purchase commitments for materials, supplies and items of permanent investment incident to the ordinary course of business. In the aggregate, such commitments are not at prices in excess of current market.

In June 2000, the Business entered into a seven-year service agreement with Computer Sciences Corporation (CSC). CSC operates a majority of the Business's global information systems and technology infrastructures and provides selected applications and software services. The minimum annual fee for each contract year is $22.5. The Business may terminate the agreement at any time by giving 180 days notice prior to termination (90 days in the event of a change in control or in the event DuPont divests DPC). Termination by the Business prior to the expiration of the contract term would result in payment of a termination fee ranging from $4.7 at the end of year one to $1.1 at the end of year six and a requirement for the Business to purchase certain equipment from CSC at CSC's net book value. Payments to CSC for the year ended December 31, 2000 were approximately $25.

As part of its product development process, the Business licenses patent rights and other intellectual property from third parties. In general, these license agreements call for the Business to conduct research and development activities with regard to the licensed technology and to make specified payments to the third party upon the achievement of specific product development milestones up to and including regulatory approval. After regulatory approval, the agreements may also call for the Business to pay royalties to the third party based on future sales of products using the licensed technology. Typically, the Business

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

can terminate the agreements, without penalty, if it determines, based on progress to-date, that further research and development effort is no longer warranted. Payments under these license agreements for development milestones achieved prior to regulatory approval are charged to research and development expense when the development milestone is achieved. Milestone payments made in conjunction with the achievement of regulatory approval are capitalized and amortized using the straight-line method over the remaining estimated useful life of the licensed technology. At December 31, 2000, the Business was conducting research and development with respect to six such license agreements. These agreements, in the aggregate, provide for the Business to make payments of up to $39 for development milestones achieved prior to regulatory approval, and for additional payments of up to $48 if and when regulatory approvals are achieved. Research and development with respect to one of these license agreements is in Phase I; the remainder are in the pre-clinical trial phase.

In March, 2000, the Business entered into agreements with Barr Laboratories, Inc. ("Barr") to create an alliance to develop, market and promote five different proprietary products. Under the terms of the agreements, the Business will reimburse Barr for up to $45 of the costs incurred by Barr for the ongoing research, development and manufacturing activities necessary to gain United States Food and Drug Administration (FDA) approval of three Barr proprietary products. After FDA approval, the Business would receive a royalty from Barr on future sales of the three products. Amounts payable to Barr under this proprietary drug development provision were $15 for the year ended December 31, 2000 and were included in research and development expense.

In May 2000, the Business entered into an agreement with Kos Pharmaceuticals, Inc. ("Kos") to co-develop and co-promote Advicor* in the U.S., Puerto Rico, and Canada. Under the terms of the agreement, the Business, upon signing, acquired approximately 1,250,000 shares of Kos common stock for $20 and agreed to pay Kos $17.5 and to purchase $5 of Kos common stock upon Kos receiving FDA approval to market Advicor*. The Business also agreed to pay, after FDA approval, up to $32.5 for future clinical development of the product. The agreement grants the Business an option to purchase an additional $5 of Kos common stock within 90 days following FDA approval at the price of Kos common stock on the date of FDA approval. Under the agreement, the Business will share equally in the costs associated with promoting Advicor* and will share equally in product profits after deducting a royalty to Kos. On September 22, 2000, Kos filed a New Drug Application with the FDA for Advicor*.

At December 31, 2000, DuPont had entered into employment agreements with eleven employees of the Business that provide for certain enhanced severance benefits in the event of a change in control of the Business. Generally, under the terms of these agreements, the eligible employees could receive up to three years of compensation in the event of a covered termination after a change in control has occurred. The sale of the Business to Buyer will constitute a change in control under these agreements. The maximum liability under these eleven agreements is estimated to be approximately $9 if all eligible employees received the full benefit under these agreements. Under the terms of the Agreement, Buyer will assume any liabilities under these agreements arising on or after the Closing Date.

* Advicor and Niaspan are trademarks of Kos Pharmaceuticals, Inc. Advicor, comprised of Niaspan (extended release niacin) and lovastatin, is currently under review by the FDA for treatment of mixed dyslipidemia, or multiple lipid disorders.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

In September 2000, the Business guaranteed a $0.3 loan obligation, plus accrued interest on the loan, made to KMH Cardiology and Diagnostic Centers by Toronto-Dominion Bank for a period of five years. In the event the Business is required to make any payment under the guarantee, the Business has the right to reimbursement and the option to purchase certain licenses from KMH Cardiology and Diagnostic Centers at cost.

Note 22 - SUBSEQUENT EVENTS

Effective January 1, 2001, DuPont adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The new standard requires that all derivative financial instruments be reported on the balance sheet at their fair values. The cumulative effect of adoption of SFAS No. 133 by the Business was not material.

In June 2001, the Financial Accounting Standards Board approved two new accounting standards: SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." DuPont has adopted SFAS No. 141 as of July 1, 2001 and will adopt SFAS No. 142 on January 1, 2002. The nonamortization and amortization provisions of SFAS No. 142 will also be applied to goodwill and intangible assets acquired after June 30, 2001. SFAS No. 141 established the purchase method as the only acceptable method for recording the acquisition of an entity for all business combinations initiated after June 30, 2001. It also applies to all business combinations accounted for using the purchase method of accounting after June 30, 2001. SFAS No. 142 requires that goodwill and indefinite-lived intangible assets no longer be amortized. In addition, an initial (and annually thereafter) impairment test of these assets must be performed. In the initial test, if there is impairment, an adjustment must be recorded in net income as a cumulative effect of a change in accounting principle. Impairment losses after the initial adoption impairment test will be recorded as part of income from continuing operations. DuPont is in the early phases of analyzing the effect of SFAS No. 142 and, at present, cannot estimate the effect of adoption on the results of the Business.

On July 18, 2001, DuPont Radiopharmaceuticals Puerto Rico, Inc., a newly formed subsidiary of DPC, acquired certain assets and liabilities of the radiopharmaceuticals business of Caribbean Pharmalogic Corporation for $3. The business is engaged in the packaging, distribution, promotion, advertising, and sale in Puerto Rico of radiopharmaceutical products.

In July 2001, DPC reached a nationwide settlement with plaintiffs that would end all class action lawsuits in the U.S. concerning the marketing, sale and promotion of Coumadin*. Under the settlement, DPC agreed to pay $44.5 to resolve claims of U.S. consumers and third party payors. Under the terms of the settlement, cash of $44.5 was placed in escrow on July 30, 2001.



* Coumadin is a registered DPC trademark for sodium warfarin products.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the Board of Directors of
E. I. du Pont de Nemours and Company

In our opinion, the accompanying combined statements of net assets to be sold and the related combined statements of operations and of cash flows (included on pages 2-4) present fairly, in all material respects, the financial position of the DuPont Pharmaceuticals Business, a carved-out business of E.
I. du Pont de Nemours and Company (the "Company"), at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
2001 Market Street
Philadelphia, Pennsylvania
August 15, 2001

b) Unaudited Interim Financial Statements of Business to be Acquired


                   COMBINED FINANCIAL STATEMENTS (SEE NOTE 1)
                         DUPONT PHARMACEUTICALS BUSINESS
                             STATEMENT OF OPERATIONS
                              (DOLLARS IN MILLIONS)
                                    UNAUDITED


                                                            Six Months Ended
                                                                 June 30
                                                           -------------------
                                              See Note       2001        2000
                                              --------       ----        ----

Net Sales                                         2        $  543      $  771
Other Income/(Expense) - Net                      3            30          31
                                                           ------      ------
   Total                                                      573         802

Cost of Goods Sold and Other Operating Expenses               226         235
Selling, General and Administrative Expenses                  266         257
Research and Development Expense                              264         265
Amortization of Goodwill and Other
  Intangible Assets                                            35          34
Interest Expense                                  4            21          24
Unusual or Infrequently Occurring Items - Net     5             -          (7)
                                                           ------      ------
   Total                                                      812         808

Earnings/(Loss) Before Income Taxes                          (239)         (6)
Provision for Income Taxes                        6            14          20
                                                           ------      ------

Net Income/(Loss)                                          $ (253)     $  (26)
                                                           ======      ======



 The accompanying notes on pages 31 to 36 are an integral part of these Combined
                             Financial Statements.

                   COMBINED FINANCIAL STATEMENTS (SEE NOTE 1)
                         DUPONT PHARMACEUTICALS BUSINESS
       STATEMENT OF NET ASSETS TO BE SOLD TO BRISTOL-MYERS SQUIBB COMPANY
                              (DOLLARS IN MILLIONS)
                                    UNAUDITED


                                                                June 30   December 31
                                                   See Note       2001       2000
                                                   --------       ----       ----
Assets

Current Assets

Short-term Investments                                        $     5     $    10
Accounts Receivable, net of allowances of
  $28 and $29 at June 30, 2001 and December 31,
  2000, respectively                                              273         319
Inventories                                             7         188         175
Prepaid Expenses and Other Current Assets                          18          19
                                                              -------     -------
    Total Current Assets                                          484         523

Property, Plant and Equipment - Net                               374         383
Goodwill and Other Intangible Assets - Net                      1,033       1,054
Other Assets                                                      106          93
                                                              -------     -------

Total Assets to be Sold                                       $ 1,997     $ 2,053
                                                              =======     =======

Liabilities

Current Liabilities
Accounts Payable                                              $    59     $    83
Short-term Borrowings and Capital Lease Obligations                 5           5
Income Taxes                                            6           4           6
Other Accrued Liabilities                                         324         362
                                                              -------     -------
    Total Current Liabilities                                     392         456

Long-term Borrowings and Capital Lease Obligations                  1           3
Other Liabilities                                                 243         243
                                                              -------     -------

Total Liabilities to be Assumed                               $   636     $   702
                                                              =======     =======


Accumulated Other Comprehensive Income/(Loss)           8     $   (30)    $   (22)

Net Assets to be Sold                                         $ 1,391     $ 1,373
                                                              =======     =======


 The accompanying notes on pages 31 to 36 are an integral part of these Combined
                              Financial Statements

                   COMBINED FINANCIAL STATEMENTS (SEE NOTE 1)
                         DUPONT PHARMACEUTICALS BUSINESS
                             STATEMENT OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                    UNAUDITED


                                                             Six Months Ended
                                                                  June 30
                                                            -----------------
                                                            2001       2000
                                                            ----       ----
Cash and Cash Equivalents at Beginning of Period            $ -0-     $ -0-

Cash Provided by/(Used by) Operations
Net Income/(Loss)                                           (253)      (26)
Adjustments to Reconcile Net Income/(Loss) to
Cash Provided by/(Used by) Operations:
   Depreciation                                               30        21
   Amortization of Goodwill and Other Intangible Assets       35        34
   Other Non-cash Charges and Credits - Net                  (29)       (5)
Decrease/(Increase) in Operating Assets:
      Accounts and Notes Receivable                           47      (131)
      Inventories and Other Operating Assets                 (13)       (3)
Increase/(Decrease) in Operating Liabilities
   Accounts Payable and Other Operating Liabilities          (58)      (45)
   Income Taxes                                               (1)       (2)
                                                            ----      ----
      Cash Provided by/(Used by) by Operations              (242)     (157)

Investment Activities

Purchase of Property, Plant and Equipment                    (19)      (35)
Purchase of Intangible Assets                                (13)       (7)
Proceeds from Sales of Assets                                 --        18
Miscellaneous - Net                                            3       (19)
                                                            ----      ----
      Cash Used for Investment Activities                    (29)      (43)

Financing Activities
Net Cash Provided by/(Paid to) DuPont                        271       200
                                                            ----      ----
      Cash Provided by/(Used for) Financing Activities       271       200

Cash and Cash Equivalents at End of Period                  $ -0-     $ -0-

Increase/(Decrease) in Cash and Cash Equivalents            $ -0-     $ -0-
                                                            ====      ====



 The accompanying notes on pages 31 to 36 are an integral part of these Combined
                             Financial Statements.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

                         Note 1 - BASIS OF PRESENTATION

On December 14, 2000, E. I. du Pont de Nemours and Company ("DuPont") announced its intention to separate from its pharmaceuticals business. On June 7, 2001, DuPont announced that it had entered into a Purchase Agreement (the "Agreement") with Bristol-Myers Squibb Company ("Buyer") for sale of DuPont's pharmaceutical business, subject to certain exclusions discussed below, (the "Business") to Buyer on the Closing Date.

Under the terms of the Agreement, DuPont will sell to Buyer on the Closing Date:

      The general partnership interests in DuPont Pharmaceuticals Company ("DPC"). DPC is a U.S. general partnership owned by DuPont and DuPont Pharmaceuticals, Inc. ("DPI"), a wholly owned subsidiary of DuPont. DPC researches, develops, manufactures, and markets pharmaceutical products and performs contract manufacturing for DuPont and for other pharmaceutical companies. DPC has wholly owned subsidiaries in Belgium, Canada, France, Germany, Italy, Spain and the United Kingdom and a Japanese equity affiliate that market pharmaceutical products in their respective countries and an inactive wholly owned subsidiary in Brazil.

      The capital stock of DuPont Contrast Imaging, Inc. ("DCI"). DCI is a wholly owned U.S. subsidiary of DuPont. DCI owns patents in the field of ultrasound imaging and rights to resulting royalties.

      The capital stock of DuPont Pharmaceuticals Research Laboratories, Inc. ("DPRL"). DPRL is a wholly owned U.S. subsidiary of DPI that owns research operations in California.

      The capital stock of DuPont Pharma, Ltd. ("DPL"). DPL is a Bermuda corporation owned by two wholly owned U.S. subsidiaries of DuPont. DPL owns pharmaceutical manufacturing operations in Puerto Rico.

      Pharmaceutical inventory and equipment located at Billerica, Massachusetts that is owned by DuPont and used by DPC.

Under the terms of the Agreement, the following are excluded from the Business (the "Exclusions"):

      All cash, cash equivalents, and marketable debt instruments that mature within three months or less.

      All notes receivable from DuPont or DuPont entities outside the defined scope of the Business.

      All notes receivable other than the notes receivable from Endo Pharmaceuticals, Inc.

      All rights related to Cozaar*/Hyzaar*/Fortzaar*, including, but not limited to, all rights related to the Cozaar*/Hyzaar*/Fortzaar* patent estate, and all associated review and approval rights, royalties and profit sharing.

      Marketable equity financial instruments and other specified equity financial instruments.

      All rights related to specified Cox-2 patents and all associated royalty, profit sharing and review and approval rights.


* Cozaar, Hyzaar, and Fortzaar are registered DuPont trademarks for losartan potassium products.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

      Land and specified facilities at Glenolden, Pennsylvania and at DuPont sites where both Business operations and DuPont operations not included in the defined scope of the Business are present. Under the terms of the Agreement, at the Closing Date, DuPont will lease these assets (the "Leased Facilities") to Buyer.

      Liabilities associated with the use or ownership of the above listed excluded assets.

      DuPont's share of liabilities related to contracts that directly benefit both the Business and DuPont operations not included in the defined scope of the Business.

      Tax liabilities of the Business for or relating to any taxable period ending on or before the Closing Date in excess of amounts paid or accrued.

      Liabilities for deferred compensation and other postretirement benefits, except for the liabilities, at the Closing Date, for deferred compensation and postretirement medical and life insurance benefits for active employees of the Business which, under the Agreement, will be assumed by Buyer.

Financial statements have not been previously prepared for the Business. The accompanying Combined Financial Statements have been prepared from DuPont's historical accounting records and are presented on a carve-out basis. In this context, no direct ownership relationship existed among all the various units comprising the Business.

The Combined Statement of Operations includes all revenues and expenses directly attributable to the Business and, as described in Notes 4 and 6, allocations from DuPont of interest expense and the current and deferred income tax expense of DCI and DPRL. With respect to the Leased Facilities, a deemed cash charge from DuPont, equal to depreciation expense for these facilities, has been included in the Combined Statement of Operations. Except for the Leased Facilities, pre-Closing Date income taxes, deferred compensation, and other postretirement benefits, income and expense amounts related to the Exclusions are not included in the Combined Statement of Operations.

The Combined Statement of Net Assets to be Sold to Bristol-Myers Squibb Company includes only the assets to be sold to Buyer and the liabilities to be assumed by Buyer under the terms of the Agreement. Assets and liabilities related to the Exclusions are not included in the Combined Statement of Net Assets to be Sold to Bristol-Myers Squibb Company.

During the periods presented, the Business participated in DuPont's centralized cash management system and, as such, its cash funding requirements were met by, and generally all cash generated by the Business was transferred to, DuPont. In addition, as discussed in Note 2, the Business (under several contractual arrangements) purchased materials and services from, and provided services to, DuPont operations not included in the defined scope of the Business. Under the terms of the Agreement, any amounts payable or receivable at the Closing Date under these or any other arrangements between the Business and DuPont operations not included in the defined scope of the Business shall be cancelled. Accordingly, for purpose of the Combined Financial Statements, amounts billed under these arrangements are deemed to have been paid to DuPont in the period of the billing.

All of the allocations and estimates in the Combined Financial Statements are based on assumptions that DuPont management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

These financial statements are unaudited, but reflect all adjustments that, in the opinion of management, are necessary to provide a fair presentation of the results of operations, cash flows, and net assets to be sold to Buyer for the dates and periods covered.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

NOTE 2 - RELATED PARTY TRANSACTIONS

Throughout the period covered by the Combined Financial Statements, the Business had significant transactions with DuPont operations outside the defined scope of the Business. While the terms of these transactions are not necessarily indicative of the terms the Business would have achieved had the Business been a separate entity, management believes they are reasonable.

The Combined Financial Statements include transactions with other DuPont operations involving administrative services (including legal, information technology, benefits administration, cash management, tax administration, auditing and risk management services) and site services (including maintenance, utilities, security, safety, environmental, and waste management services) that were provided to the Business by DuPont operations outside the defined scope of the Business. The costs for these services have been charged to the Business based on contractual arrangements between the Business and DuPont. Amounts charged to the Business for these services were $13 and $12 for the six months ended June 30, 2001 and 2000, respectively. Under the terms of the Agreement, DuPont will provide certain administrative and site services to Buyer for specified periods after the Closing Date in accordance with agreed upon contract terms.

The Combined Financial Statements also include transactions with other DuPont operations involving services (including radioactive materials storage, site leasing, and refrigeration storage services) that were provided by the Business to DuPont operations outside the defined scope of the Business. The amounts received for these services are based on contractual arrangements between the Business and DuPont and have been treated by the Business as reductions of the related cost. The Business received $1 for these services for each of the six months ended June 30, 2001 and 2000. Under the terms of the Agreement, Buyer may provide certain services to DuPont for specified periods after the Closing Date in accordance with agreed upon contract terms.

Under the terms of an agreement with DuPont, DPC contract manufactures Cozaar* and Hyzaar* on behalf of DuPont for delivery to Merck & Co., Inc. Historically, the Business has been reimbursed at cost for this contract manufacturing activity. Under the terms of the Agreement, the Business will continue to perform this contract manufacturing activity and DuPont will compensate Buyer at cost, as defined by contract terms, plus 20% for this activity.

The Business purchases all of its requirements for sodium warfarin, the active ingredient for Coumadin*, under a contract with DuPont operations outside the defined scope of the Business. Purchases of sodium warfarin from DuPont totaled $2 for each of the six months ended June 30, 2001 and 2000. Under the terms of the Agreement, DuPont will continue to provide 100% of Buyer's requirements for sodium warfarin in accordance with agreed upon contract terms.

As discussed in Note 1, a deemed cash charge from DuPont has been included in the Combined Statement of Operations with respect to the Leased Facilities. This charge was $5 for each of the six months ended June 30, 2001 and 2000.

The Business has entered into a distribution agreement with a DuPont subsidiary outside the defined scope of the Business for the sale of certain of the Business's products in Australia. Net sales in the Combined Statement of Operations includes $1, representing sales to the DuPont subsidiary under this distribution agreement, for each of the six months ended June 30, 2001 and 2000. Under the terms of the Agreement, this distribution agreement will terminate on the Closing Date. Under the terms of another agreement, DPC pays a royalty to DuPont based on U.S. and Canadian sales of certain DPC products. These royalty payments were $1 for the six months ended June 30, 2000. Under the terms of the Agreement, this royalty agreement will terminate on the Closing Date.

* Coumadin is a registered DPC trademark for sodium warfarin products. Cozaar and Hyzaar are registered DuPont trademarks for losartan potassium products.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

NOTE 3 - OTHER INCOME/(EXPENSE) - NET


                                                            Six Months Ended
                                                                June 30
                                                        -----------------------
                                                         2001               2000
                                                         ----               ----

        Royalties                                        $26                 $23
        Other                                              4                   8
                                                         ---                 ---
                                                         $30                 $31
                                                         ===                 ===

NOTE 4 - INTEREST EXPENSE

Interest Expense is determined by DuPont based on consolidated indebtedness and, in these Combined Financial Statements, has been allocated to the Business based on the ratio of the assets of the Business to total segment assets for DuPont's reportable segments. Amounts so allocated are deemed to have been paid in the period expense was recorded. Management believes this allocation is reasonable, but is not necessarily indicative of the cost that would have been incurred if the Business had been operated as a separate entity.

NOTE 5 - UNUSUAL OR INFREQUENTLY OCCURRING ITEMS - NET

The six months ended June 30, 2000 includes a gain of $7 from the sale of a medical imaging product line.

NOTE 6 - PROVISION FOR INCOME TAXES

Deferred income taxes and related tax expense have been determined by applying the asset and liability approach set forth in Statement of Financial Accounting Standards No. 109 ("SFAS No. 109") to each member of the Business as if each member was a separate taxpayer. Current income tax expense has also been determined as if each member of the Business was a separate taxpayer. For DPRL and DCI, which are included in DuPont's consolidated U.S. Federal Income Tax return, income taxes payable are deemed to have been remitted to DuPont in the period the liability arose. Income taxes currently receivable are deemed to have been received by the Business from DuPont in the period that a refund could have been recognized by DPRL or DCI had they been separate taxpayers.

As a partnership, DPC is a nontaxable enterprise. No income tax amounts are reported for DPC. DPC loss before income taxes was $219 and $273 for the six months ended June 30, 2001 and 2000, respectively.

NOTE 7 - INVENTORIES


                                                                 June 30      December 31
                                                                  2001           2000
                                                              ------------   ------------
               Raw Materials and Stores                           $   87         $   65
               Semi-finished Product                                  49             47
               Finished Product                                       52             63
                                                                  ------         ------
                     Total                                        $  188         $  175
                                                                  ======         ======

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

NOTE 8 - COMPREHENSIVE INCOME/(LOSS)

Other comprehensive income/(loss) is comprised of the following:


                                            Pretax             Tax            After-tax
                                            ------             ---            ---------
                                          Six Months        Six Months       Six Months
                                            Ended             Ended             Ended
                                            June 30           June 30           June 30
                                         -------------     -------------    --------------
                                          2001    2000      2001   2000      2001    2000
                                          ----    ----      ----   ----      ----    ----
Cumulative Translation Adjustment        $ (8)   $ (7)     $   -  $   -     $ (8)   $ (7)


Accumulated other comprehensive income/(loss) is comprised of after-tax foreign currency translation adjustments.

NOTE 9 - ACCOUNTING CHANGES

Effective January 1, 2001, DuPont adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The new standard requires that all derivative financial instruments be reported on the balance sheet at their fair values. The cumulative effect of adoption of SFAS No. 133 by the Business was not material.

In June 2001, the Financial Accounting Standards Board approved two new accounting standards: SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." DuPont has adopted SFAS No. 141 as of July 1, 2001 and will adopt SFAS No. 142 on January 1, 2002. The nonamortization and amortization provisions of SFAS No. 142 will also be applied to goodwill and intangible assets acquired after June 30, 2001. SFAS No. 141 established the purchase method as the only acceptable method for recording the acquisition of an entity for all business combinations initiated after June 30, 2001. It also applies to all business combinations accounted for using the purchase method of accounting after June 30, 2001. SFAS No. 142 requires that goodwill and indefinite-lived intangible assets no longer be amortized. In addition, an initial (and annually thereafter) impairment test of these assets must be performed. In the initial test, if there is impairment, an adjustment must be recorded in net income as a cumulative effect of a change in accounting principle. Impairment losses after the initial adoption impairment test will be recorded as part of income from continuing operations. DuPont is in the early phases of analyzing the effect of SFAS No. 142 and, at present, cannot estimate the effect of adoption on the results of the Business.

                    Notes to Combined Financial Statements
                            (Dollars in Millions)

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

In June 2001, the Business implemented a supplemental retention plan. Under the terms of this plan, each employee of the Business as of the Closing Date who remains employed by the Business through the later of 90 days after the Closing Date or December 31, 2001 (in either case the "Earned Date") shall receive a cash bonus equal to three months of regular base salary in effect as of the Earned Date. In addition, the plan provides that any eligible employee whose employment is involuntarily terminated without cause on or after the Closing Date but prior to the Earned Date shall be deemed to have remained employed through the Earned Date and shall receive a cash bonus equal to three months of regular base salary. All payments under this plan are conditioned upon closing of the sale to Buyer. Estimated cost for this supplemental retention plan is $82. Under the terms of the Agreement, DuPont will pay forty-three percent of the actual payments made to employees of the Business under the plan and Buyer shall be responsible for the remainder of such payments.

At June 30, 2001, DuPont had entered into employment agreements with fourteen employees of the Business that provide for certain cash payment and enhanced severance benefits in the event of a change in control of the Business. Generally, under the terms of these agreements, the eligible employees could receive a cash payment at the Closing Date or/and up to three years of compensation in the event of a covered termination after a change in control has occurred, depending on the terms of their individual agreements. The sale of the Business to Buyer will constitute a change in control under these agreements. The maximum liability under these fourteen agreements is estimated to be approximately $18 if all eligible employees received the full benefits under these agreements. Under the terms of the Agreement, DuPont will pay approximately $2 of this liability at Closing and Buyer will assume any remaining liabilities under these agreements arising on or after the Closing Date.

NOTE 11 - SUBSEQUENT EVENTS

On July 18, 2001, DuPont Radiopharmaceuticals Puerto Rico., Inc., a newly formed subsidiary of DPC, acquired certain assets and liabilities of the radiopharmaceuticals business of Caribbean Pharmalogic Corporation for $3. The acquired business is engaged in the packaging, distribution, promotion, advertising, and sale in Puerto Rico of radiopharmaceutical products.

In July 2001, DPC reached a nationwide settlement with plaintiffs that would end all class action lawsuits in the U.S. concerning the marketing, sale and promotion of Coumadin*. Under the settlement, DPC agreed to pay $44.5 to resolve claims of U.S. consumers and third party payors. Under the terms of the settlement, cash of $44.5 was placed in escrow on July 30, 2001.




* Coumadin is a registered DPC trademark for sodium warfarin products.

(c)  Pro Forma Financial Information.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet gives effect to certain events as if they had occurred on June 30, 2001, including:

- the issuance and sale of $2.0 billion principal amount of notes due in 2006 and concurrent issuance and sale of $2.0 billion principal amount of notes due in 2011, the issuance of $2.5 billion of commercial paper and the use of $1.3 billion of Company cash to fund the acquisition of DuPont Pharmaceuticals.

- the sale of the Company's beauty care business ("Clairol") (which is anticipated to close in the fourth quarter 2001) for cash in the amount of $4.95 billion.

The Zimmer spin-off on August 6, 2001 did not have a material effect on the pro forma combined balance sheet.

Consistent with the announcement to divest the Clairol and Zimmer businesses in September 2000, the results of these businesses have been reflected as discontinued operations in the financial statements. The pro forma combined earnings statement is on a continuing operations basis and excludes the results of these businesses. The unaudited pro forma combined earnings statements for the year ended December 31, 2000 and for the first six months of 2001 give effect to the DuPont Pharmaceuticals acquisition and related financing as described above as if they occurred on January 1, 2000.

The pro forma adjustments do not reflect any operating efficiency and cost savings that may be achieved with respect to the acquisition. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the acquisition, the Company will incur certain integration related expenses and a preliminary estimate is reflected in the pro forma financial statements as a result of severance and relocation of workforce, the elimination of duplicate facilities and contract terminations. Such costs will generally be recognized by the Company as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3"). The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition, been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the acquisition are based upon the assumptions set forth in the notes hereto.

The Company currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation of the acquisition. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study undertaken by the Company in conjunction with independent appraisers to determine the fair value of certain of the assets to be acquired, including intangible assets, and liabilities, including the aforementioned "EITF 95-3" liabilities. The future financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results.

These unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of Bristol-Myers Squibb Company, the "Management Discussion and Analysis of Financial Condition and Results of Operations" contained in the Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q as of June 30, 2001 filed with the Securities and Exchange Commission.

                     UNAUDITED PRO FORMA COMBINED STATEMENT
               OF EARNINGS FOR THE SIX MONTHS ENDED JUNE 30, 2001
                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                   HISTORICAL
                                                                         -------------------------------
EARNINGS                                                                     BRISTOL-MYERS   DUPONT        PRO FORMA
                                                                                SQUIBB    PHARMACEUTICALS  ADJUSTMENT    PRO FORMA
                                                                                ------    ---------------  ----------    ---------
Net Sales                                                                        $9,398     $  543         $      --        $9,941

Expenses:
     Cost of products sold                                                        2,630        226                -- (E)     2,856
     Marketing, selling, administrative and other                                 1,776        241                91 (A)     2,296
                                                                                                                 188 (B)
     Advertising and product promotion                                              801         51                --           852
     Research and development                                                     1,003        264                --         1,267
                                                                                 ------     ------         ---------        ------
                                                                                  6,210        782               279         7,271

Earnings from Continuing Operations
Before Income Taxes                                                               3,188       (239)             (279)        2,670

Provision for Income Taxes                                                          843         14              (105) (C)      646
                                                                                                                (106) (D)
                                                                                 ------     ------         ---------        ------

Earnings from Continuing Operations                                              $2,345     $ (253)        $     (68)       $2,024
                                                                                 ======     ======         =========        ======

Earnings Per Share from continuing operations
                                   Basic                                         $ 1.21                                     $ 1.04
                                   Diluted                                       $ 1.19                                     $ 1.03

Average Common Shares Outstanding
                                   Basic                                          1,944                                      1,944
                                   Diluted                                        1,971                                      1,971

Dividends per common share                                                       $  .55

See Notes to Unaudited Pro Forma Financial Statements

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 2001
                              (DOLLARS IN MILLIONS)

                                                            HISTORICAL
                                                  -----------------------------
                                                                                      PRO                                   ADJUSTED
                                                  BRISTOL-MYERS    DUPONT            FORMA             PRO                    PRO
                                                      SQUIBB    PHARMACEUTICALS    ADJUSTMENT         FORMA      CLAIROL     FORMA
                                                     --------   ---------------    ----------        --------    --------   --------
                                                                                                                   (J)
Assets
Current Assets:
      Cash and cash equivalents                  $  2,944            $-         $ (1,300)(F)     $  1,644      $  2,450    $  4,094
      Time deposits and marketable securities         204             5               --              209            --         209
      Receivables, net of allowances                3,551           273               --            3,824          (318)      3,506
      Inventories                                   1,909           188              160 (G)        2,257          (187)      2,070
      Prepaid expenses                                911            18               --              929           (33)        896
                                                 --------      --------         --------         --------      --------    --------
          Total Current Assets                      9,519           484           (1,140)           8,863         1,912      10,775

Property, Plant and Equipment, net                  4,681           374               --            5,055          (213)      4,842

Insurance Recoverable                                 201            --               --              201            --         201

Excess of cost over net tangible assets
      arising from business acquisitions            1,400         3,984            4,028 (G)        5,428           (44)      5,384
                                                                                  (1,033)(I)
Other Assets                                        1,675           106            2,200 (G)        5,037           (10)      5,027
                                                                                     334 (G)
                                                                                     722 (H)
                                                 --------      --------         --------         --------      --------    --------
          Total Assets                           $ 17,476      $  1,997         $  5,111         $ 24,584      $  1,645    $ 26,229
                                                 ========      ========         ========         ========      ========    ========

Liabilities
Current Liabilities:
      Short-term borrowings                      $    162      $      5         $  2,500 (F)     $  2,667      ($ 2,500)        167
      Accounts payable                              1,629            59               --            1,688          (152)      1,536
      Accrued expenses                              2,770           324              995 (G)        4,089            96       4,185

      U.S. and foreign income taxes payable           700             4               --              704         1,678       2,382
                                                 --------      --------         --------         --------      --------    --------
          Total Current Liabilities                 5,261           392            3,495            9,148          (878)      8,270

Other Liabilities                                   1,374           243              155 (G)        1,772           (28)      1,744

Long-Term Debt                                      1,302             1            4,000 (F)        5,303            --       5,303
                                                 --------      --------         --------         --------      --------    --------

          Total Liabilities                         7,937           636            7,650           16,223          (906)     15,317

Stockholders' Equity
Net Assets Acquired                                    --         1,361           (1,033)(I)           --            --          --
                                                                                    (328)(I)
Common Stock                                          220            --               --              220            --         220
Capital in excess of par value of stock             2,201            --               --            2,201            --       2,201
Other Comprehensive Income                         (1,047)           --               --           (1,047)           51        (996)
Retained earnings                                  19,246            --           (1,900)(G)       18,068         2,500      20,568
                                                                                     722 (H)
                                                 --------      --------         --------         --------      --------    --------
                                                   20,620         1,361           (2,539)          19,442         2,551      21,993

Less cost of treasury stock                        11,081            --               --           11,081            --      11,081

          Total Stockholders' Equity                9,539         1,361           (2,539)           8,361         2,551      10,912
                                                 --------      --------         --------         --------      --------    --------
      Total Liabilities and
        Stockholders' Equity                     $ 17,476      $  1,997         $  5,111         $ 24,584      $  1,645    $ 26,229
                                                 ========      ========         ========         ========      ========    ========

See Notes to Unaudited Pro Forma Financial Statements

                      UNAUDITED PROFORMA COMBINED STATEMENT
                OF EARNINGS FOR THE YEAR ENDED DECEMBER 31, 2000
                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                            HISTORICAL
                                                  -----------------------------
                                                                                      PRO
                                                  BRISTOL-MYERS     DUPONT           FORMA             PRO
                                                      SQUIBB    PHARMACEUTICALS    ADJUSTMENT         FORMA
                                                     --------   ---------------    ----------        --------

Net Sales                                             $ 18,216      $  1,459            --         $ 19,675

Expenses:
     Cost of products sold                               4,759           460            -- (E)        5,219
     Marketing, selling, administrative and other        4,020           485           183 (A)        5,064
                                                                                       376 (B)
     Advertising and product promotion                   1,672            86            --            1,758
     Research and development                            1,939           526            --            2,465
     Provision for restructuring                           508            --            --              508
     Gain on sale of business                             (160)           --            --             (160)
                                                      --------      --------      --------         --------
                                                        12,738         1,557           559           14,854
Earnings from Continuing Operations Before
  Income Taxes                                           5,478           (98)         (559)           4,821

Provision for Income Taxes                               1,382            39           (76)(C)        1,133
                                                                                      (212)(D)
                                                      --------      --------      --------         --------
Earnings from Continuing Operations                   $  4,096      $   (137)     $   (271)        $  3,688
                                                      ========      ========      ========         ========

Earnings Per Share From Continuing Operations
                               Basic                  $   2.08            --            --         $   1.88
                               Diluted                $   2.05            --            --         $   1.85

Average Common Shares Outstanding
                               Basic                     1,965            --            --            1,965
                               Diluted                   1,997            --            --            1,997

Dividends Per Common Share                                 .98

See Notes to Unaudited Pro forma Financial Statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(A) To reflect the amortization of identifiable intangible assets from the preliminary allocation of the excess of consideration over the net assets of DuPont Pharmaceuticals. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No.142 - Accounting for Goodwill and Other Intangible Assets. Under this Statement, goodwill arising from transactions occurring subsequent to June 30, 2001 is no longer amortized but instead reviewed annually for impairment. As such, amortization of goodwill has not been considered. The preliminary goodwill amount attributed to the acquisition is $4,028 million (See
      Note G).

(B) To reflect incremental interest expense arising from the additional long-term debt (estimated 6.0%) and commercial paper (estimated 3.6%), as well as a reduction in interest income from the cash (3.5%) used to finance the acquisition (See Note F).

(C) To adjust the tax rate on DuPont Pharmaceuticals earnings to an effective tax rate of 38%.

(D)   To reflect the tax effect of the pro forma adjustments.

(E) The preliminary allocation of the purchase price resulted in acquired in-process research and development of $1,900 million and a net increase in inventories of $160 million. The increase in inventories will increase cost of products sold. These non-recurring adjustments have not been reflected in the pro forma combined statement of earnings.

      The preliminary value assigned to acquired in-process research and development was determined by identifying research projects in areas for which technological feasibility has not been established and there is no alternative future use. The fair value of acquired in-process research and development include Cardiovascular, Central Nervous System, Oncology, and Anti-Infective therapeutic areas ranging from the pre-clinical to the phase II development process. The value was determined by estimating the costs to develop the acquired in-process research and development into commercially viable products; estimating the resulting net cash flows from such projects; and discounting rates ranging from 20% to 35%. These discount rates include adjustments intended to compensate for risks of projection and commercial uncertainty. The resulting net cash flows for such projects are based on management's preliminary estimates of revenue, cost of sales, research and development costs, selling, general and administrative costs and income taxes for such projects.

(F) To reflect $4,000 million of additional long-term debt, $2,500 million of commercial paper, and $1,300 million of existing cash on hand used to finance the acquisition.

(G) To reflect preliminary allocation of purchase price to tangible and intangible assets acquired and liabilities assumed as follows (dollars in millions):

                                                (dollars in millions)
      Purchase price                                 $ 7,800
      Fair value of tangible net assets acquired         667
      Fair value of Intangible assets acquired         2,200
      In-process research and development              1,900
                                                     -------

      Excess cost over net assets acquired             3,033
      Restructuring costs                                880
      Acquisition costs                                  115
                                                     -------

      Goodwill                                        $4,028
                                                     =======

      Intangible assets primarily relate to acquired product lines and other separately identified intangible assets. The total value of $2,200 million of such intangibles is amortized over 4 to 13 years with a weighted average life of 12 years. A preliminary estimate of acquisition costs and restructuring costs related to severance and relocation of workforce, the elimination of duplicate facilities and contract terminations have been reflected as liabilities. In addition, the expected write-off of acquired in-process research and development of $1,900 million is included as a reduction to retained earnings.

(H) To establish a deferred tax asset related to the write-off of the acquired in-process research and development.

(I) To reflect the elimination of DuPont Pharmaceuticals historical net assets of $1,361 million including goodwill and other intangible assets of $1,033 million and the balance of net assets of $328 million.

(J) To reflect the anticipated sale of Clairol assuming proceeds of $4,950 million of which $2,450 million is reflected as cash and $2,500 million used to repay commercial paper outstanding. As discussed above, the preliminary gain of $4,200 million and taxes of $1,700 million are not included in the pro forma earnings statement as they will be reported in discontinued operations.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BRISTOL-MYERS SQUIBB COMPANY

                                         By: /s/ Curtis L. Tomlin
                                            -------------------
                                            Name: Curtis L. Tomlin
                                            Title: Vice President and Controller

                               INDEX TO EXHIBITS


                                                                Exhibit

Consent of Independent Accountants                                 23